UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 13, 2005

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On October 13, 2005, Adobe Systems, Incorporated and Macromedia, Inc. issued a press release announcing that the companies received clearance from the U.S. Department of Justice (DOJ) for Adobe’s proposed acquisition of Macromedia.  The closing of the transaction remains subject to regulatory approval in a few European jurisdictions. The companies continue to anticipate the transaction will close sometime this Fall.

The press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 14, 2005, Adobe Systems Incorporated and Macromedia, Inc. executed an Extension Letter pursuant to the Agreement and Plan of Merger and Reorganization, dated as of April 17, 2005, among Adobe, Avner Acquisition Sub, Inc., and Macromedia (the “Agreement”). The Extension Letter provides for the extension of the End Date (as defined in the Agreement) from October 31, 2005 to January 31, 2006 pursuant to the Agreement.

The Extension Letter is furnished and attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

	(d)	Exhibits

99.1		Press Release.
99.2		Extension Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: October 14, 2005	By:	/s/ MURRAY J. DEMO
Murray J. Demo
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.2	Extension Letter.
99.1	Press Release.